EXHIBIT 10.7(A)

          FOURTH AMENDMENT TO THE GLOBAL MED TECHNOLOGIES, INC.
                 AMENDED AND RESTATED STOCK OPTION PLAN


     The Stock Option Plan is hereby amended to include the following provisions:

     Each optionee will be given the right to exercise their options at the rate of at least 20% per year over 5 years from the date the option is granted.

     All optionees will be provided with financial statements on at least an annual basis.

     This amendment was approved by the Board of Directors of the Corporation on March 31, 1997.

                              GLOBAL MED TECHNOLOGIES, INC.



                              By: /s/ Michael I. Ruxin
                                 ----------------------------------
                                 Michael I. Ruxin, Chairman and CEO